UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025
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INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40557 (Commission File Number)	83-0731995 (IRS Employer Identification No.)

12 E 49th Street, 20th Floor New York, NY		10017
(Address of principal executive offices)		(Zip Code)

646 278-4871
(Registrant's telephone number, including area code)

	Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On June 17, 2025, Integral Ad Science Inc. (the “Borrower”) and Kavacha Holdings, Inc., as a guarantor, each a wholly owned domestic subsidiary of Integral Ad Science Holding Corp. (the “Company”), entered into a second amendment (the “Credit Agreement Amendment”) to the Borrower’s credit agreement, dated as of September 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with PNC Bank, National Association, as administrative agent, the other loan parties party thereto, the lenders party thereto and each other party thereto. The Credit Agreement governs the issuance of revolving credit loans (the “Revolving Credit Facility”) and term loan facilities.
The Credit Agreement Amendment, among other things, (i) extends the maturity date to June 17, 2030, (ii) adds a $30 million sub-facility for swingline loans and (iii) amends the Credit Agreement’s existing pricing margin to the Secured Overnight Financing Rate plus 1.50%, with three 0.25% step-ups based on the Company’s reported total net leverage ratio. Additionally, the Borrower is permitted, under certain circumstances, to increase the Revolving Credit Facility by at least $250 million.
The remaining terms of the Credit Agreement, as amended by the Credit Agreement Amendment, are substantially the same as the terms under the existing Credit Agreement, including with respect to financial covenants, events of default and loan acceleration.
The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.
On June 18, 2025, the Company issued a press release announcing the closing of the Amendment.
In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Second Amendment to Credit Agreement, dated as of June 17, 2025, by and among Integral Ad Science, Inc., as borrower, Kavacha Holdings, Inc., as a guarantor, the other loan parties thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent (including Annex A, which is a conformed copy of the Credit Agreement).

99.1	Press Release issued by Integral Ad Science Holding Corp. on June 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 18, 2025

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Lisa Utzschneider
Name:	Lisa Utzschneider
Title:	Chief Executive Officer (Principal Executive Officer)